Exhibit 107.1

Calculation of Filing Fee Table

Form S-8

(Form Type)

Metsera, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock issuable upon the exercise of outstanding stock options under the 2023 Equity Incentive Plan (the “2023 Plan”)	457(h)	8,720,086(2)	$4.51(3)	$39,327,588	0.00015310	$6,021.05

Equity	Common stock reserved for issuance pursuant to awards under the Registrant’s 2025 Incentive Award Plan (the “2025 Plan”)	457(h)	10,110,641 (4)	$18.00(5)	$181,991,538	0.00015310	$27,862.90

Equity	Common stock reserved for issuance pursuant awards under the Registrant’s 2025 Employee Stock Purchase Plan (the “ESPP”)	457(h)	1,263,830 (6)	$18.00(5)	$22,748,940	0.00015310	$3,482.86

Total Offering Amounts					$244,068,066		$37,366.81

Total Fee Offsets							N/A

Net Fee Due							$37,366.81

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (“Registration Statement”) shall also cover any additional shares of common stock that become issuable under the above-named plans, by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that results in an increase to the number of outstanding shares of common stock, as applicable.

(2)

Represents 8,720,086 shares of the Registrant’s common stock issuable upon the exercise of outstanding stock options granted under the 2023 Plan, at a weighted-average exercise price of $4.51 per share.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on $4.51 per share, which is the weighted-average exercise price of the outstanding stock options granted under the 2023 Plan being registered.

(4)

Represents 10,110,641 shares of common stock reserved for issuance under the 2025 Plan . The number of shares reserved for issuance or transfer pursuant to awards under the 2025 Plan will be increased by (i) the number of shares represented by awards outstanding under the 2023 Plan, or 2023 Plan Awards, that become available for issuance pursuant to the counting provisions set forth in the 2025 Plan and (ii) an annual increase on each January 1 beginning in 2026 and ending in 2035, equal to the lesser of (A) 5% of the sum of (1) the number of shares of the Registrant’s common stock and (2) the number of shares of the Registrant’s common stock issuable upon the exercise of warrants to purchase shares of the Registrant’s common stock with an exercise price per share of $0.01 or less, in each case, outstanding (on an as converted basis) on the immediately preceding December 31 and (B) such smaller number of shares of stock as determined by the Registrant’s board of directors; provided, however, that no more than 92,000,000 shares of common stock may be issued upon the exercise of incentive stock options.

(5)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the initial public offering price of the common stock of $18.00 per share, as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-284225), as amended (the “S-1 Registration Statement”), that was declared effective on January 30, 2025.

(6)

Represents 1,263,830 shares of the Registrant’s common stock reserved for issuance under the ESPP. The number of shares of common stock available for issuance under the ESPP will be annually increased on January 1 beginning in 2026 and ending in 2035, equal to the lesser of (i) 1% of the sum of (A) the number of shares of the Registrant’s common stock and (B) the number of shares of the Registrant’s common stock issuable upon the exercise of warrants to purchase shares of the Registrant’s common stock with an exercise price per share of $0.01 or less, in each case, outstanding (on an as converted basis) on the immediately preceding December 31 and (ii) such number of shares of common stock as determined by the Registrant’s board of directors; provided, however, that no more than 17,500,000 shares of common stock may be issued under the ESPP.